SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment Number 1
Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934
DATE OF REPORT:
May 25, 2011
(Date of Earliest Event Reported)
INDEPENDENT BANK CORP.
(Exact name of registrant as specified in its charter)
MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)
Office Address: 2036 Washington Street, Hanover Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370

(Address of Principal Executive Offices)	(Zip Code)
781-878-6100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
In its Current Report on Form 8-K filed May 25, 2011 Independent Bank Corp. (the “Company”) reported the results of voting at its May 19, 2011 annual shareholder meeting. Approximately 66% of the votes cast favored an annual advisory vote with respect to executive compensation and approximately 31% of the votes cast preferred an advisory vote with respect to executive compensation every three years. At its June 16, 2011 meeting the Company’s Board of Directors considered the outcome of shareholder voting and determined to hold an advisory vote on executive compensation on an annual basis.
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.
DATE: June 17, 2011	BY:	/s/ Edward H. Seksay
Edward H. Seksay
General Counsel